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                  EXHIBIT 10.3 - REINSURANCE POOLING AGREEMENT

This Agreement is effective as of 12:01 a.m. on the 1st day of January, 1995, among the Erie Insurance Exchange, a Pennsylvania reciprocal interinsurance exchange (hereinafter referred to as the "Exchange"), the Erie Insurance Company, a Pennsylvania stock insurance company (hereinafter referred to as the "Company"), and Erie Insurance Company of New York, a New York stock insurance company (hereinafter referred to as "ERIE-New York"). This Agreement supersedes the Reinsurance Pooling Agreement between the Exchange and the Company, which was in effect from January 1, 1992 until the effective date of this Agreement.

                              ARTICLE I - PREAMBLE

The purpose of this Agreement is to pool, or share proportionately among the parties, the results of property and casualty insurance underwriting operations through reinsurance; to reduce administrative and executive expenses; and to produce for each party a broader distribution of risk by line of insurance. The Exchange, the Company, and ERIE-New York are affiliated and are under the same executive management. This Agreement is made to recognize that each company is a member of the same holding company system and a member of the Erie Insurance Group (hereinafter referred to as "The ERIE Group"), subject to group decisions and strategies designed primarily to promote the stability and success of The ERIE Group and that each company will accordingly share proportionately in the combined property and casualty insurance underwriting operations of The ERIE Group.

                             ARTICLE II - AGREEMENT

In consideration of the agreements and mutual promises contained herein, the parties hereto make the following Agreement effective as of 12:01 a.m., Eastern Standard Time, January 1, 1995. Such Agreement shall remain in effect until cancelled as provided in Article XI.

                           ARTICLE III - DEFINITIONS

For the purposes of this Agreement, the following terms shall have the meanings indicated below:

      (a) "Net Policy Liabilities" shall mean the gross direct liabilities with respect to insurance policies and reinsurance assumed less reinsurance ceded to reinsurers other than the parties to this Agreement.

      (b) "Respective Percentage Share" shall mean the participation percentage set forth next to the name of each company in Exhibit A, attached hereto and made a part hereof.

      (c) "Underwriting Expenses" shall mean all expenses incurred individually or collectively by the Exchange, Company, and ERIE-New York in the acquisition of insurance and reinsurance business, the issuance of insurance policies and contracts, and the rendering of services under the contracts, including premium taxes, licenses and fees, and such other underwriting expenses relating to insurance operations as may be mutually agreeable to the parties excluding federal and foreign income taxes, investment expenses and any other expenses not related to underwriting operations.


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      (d) "Dividends" to policyholders shall be treated as Underwriting
Expenses.

      (e) "Net", as used herein shall mean net after giving effect to ceded reinsurance transactions with other insurers or reinsurers, if any, which inure to the benefit of the parties to this Agreement.

      (f) "Insurance Policies" shall include all insurance or reinsurance agreements, contracts, policies, certificates, binders, endorsements, or agreements of insurance or reinsurance issued or renewed by the Exchange, Company, or ERIE-New York for which they may become obligated.

      (g) "Loss Adjustment Expense" shall include both allocated loss adjustment expense and unallocated loss adjustment expense.

      (h) "Accounting Period" shall mean calendar quarter (i.e. March 31, June 30, September 30, and December 31 of each year).

                   ARTICLE IV - LIABILITIES - BUSINESS CEDED

The Company and ERIE-New York each individually agrees to cede and transfer to the Exchange and the Exchange agrees to assume and reinsure:

      (a) 100% of all Net Policy Liabilities under all Insurance Policies of the Company and ERIE-New York respectively, outstanding and in force at 12:01 a.m., Eastern Standard Time, January 1, 1995.

      (b) 100% of the Net Policy Liabilities, automatically from inception, under all Insurance Policies issued or assumed by the Company and ERIE-New York respectively, with effective dates on and after January 1, 1995, during the continuation of this Agreement.

      (c) 100% of the Net liability of the Company and ERIE-New York respectively, for unpaid losses (including both reported and unreported losses), unpaid loss adjustment expenses, underwriting expenses due and unpaid prior to January 1, 1995, and unpaid dividends to policyholders.

               ARTICLE V - PREMIUMS AND RESERVES - BUSINESS CEDED

The Company and ERIE-New York each individually agrees to pay to the Exchange the following:

      (a) 100% of the unearned premium reserves of the Company and ERIE-New York respectively, carried for the Net Policy Liabilities assumed and reinsured by the Exchange under Article IV(a) hereof as shown on the records of the Company and ERIE-New York respectively, as of 12:01 a.m., Eastern Standard Time, January 1, 1995.

      (b) 100% of the premiums received by the Company and ERIE-New York respectively, for business ceded and transferred to the Exchange under Article IV(b) hereof less the costs of any reinsurance placed with reinsurers other than the Exchange.


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      (c) 100% of the reserves carried by the Company and ERIE-New York respectively, for losses (including both reported and unreported losses), loss adjustment expense, underwriting expenses (including dividends to policyholders) as shown on the records of the Company and ERIE-New York respectively, as of 12:01 a.m., Eastern Standard Time, January 1, 1995.

                      ARTICLE VI - LIABILITIES RETROCEDED

Following the assumption and reinsurance of the liabilities of the Company and ERIE-New York respectively, as set forth in Article IV hereof, the Exchange shall retrocede and transfer to the Company and ERIE-New York each company's individual Respective Percentage Share of the following:

      (a) 100% of all New Policy Liabilities under all Insurance Policies of the Exchange outstanding and in force at 12:01 a.m., Eastern Standard Time, January 1, 1995.

      (b) 100% of the Net Policy Liabilities, automatically from inception, under all Insurance Policies issued or assumed by the Exchange with effective dates on and after January 1, 1995, during the continuation of this Agreement.

      (c) 100% of the Net Policy Liability of the Exchange for unpaid losses (including both reported and unreported losses), unpaid loss adjustment expenses, underwriting expenses due and unpaid prior to January 1, 1995, and unpaid dividends to policyholders.

           ARTICLE VII - PREMIUMS AND RESERVES - BUSINESS RETROCEDED

Following the payment of the premiums and reserves of the Company and ERIE-New York respectively, as set forth in Article V hereof, the Exchange shall retrocede and transfer to the Company and ERIE-New York each company's individual Respective Percentage Share of the following:

      (a) 100% of the Exchange's unearned premium reserves carried for its Net Policy Liabilities under all Insurance Policies of the Exchange outstanding and in force as of 12:01 a.m., Eastern Standard Time, January 1, 1995.

      (b) The Exchange's premiums received by the Exchange for its own account and all premiums received by the Exchange pursuant to Article V(b) hereof for business assumed from the Company and ERIE-New York respectively, under Article IV(b) hereof, less all Underwriting Expenses incurred by the Exchange in relation to such business and less all reinsurance placed with insurers and reinsurers other than the parties to this Agreement by the Exchange for its own account or for the joint account of the Exchange, Company and ERIE-New York.

      (c) 100% for the reserves carried by the Exchange for losses (including both reported and unreported losses), loss adjustment expense, underwriting expenses (including dividends to policyholders) as shown on the records of the Exchange as of 12:01 a.m., Eastern Standard Time, January 1, 1995.


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              ARTICLE VIII - AGENTS' BALANCES/OUTSTANDING ACCOUNTS

The Company and ERIE-New York hereby agree to sell, transfer, assign and the Exchange hereby agrees to purchase all rights, title and interest of the Company and ERIE-New York in their agents' balances, uncollected premiums and all other accounts relating to underwriting operations, including underwriting pools and associations as they exist at 12:01 a.m., Eastern Standard Time, January 1, 1995, at statutory book value. The Exchange hereby agrees to sell, transfer and assign and the Company and ERIE-New York hereby agree to purchaser their Respective Percentage Shares of the total agents' balances, uncollected premiums and all other accounts relating to underwriting operations at statutory book value immediately after and including the transfers effected by the first sentence of this paragraph.

Underwriting assets and related liabilities of the Exchange, the Company, and ERIE-New York arising after 12:01 a.m., Eastern Standard Time, January 1, 1995, shall be pro-rated according to the Respective Percentage Share of the companies.

Notwithstanding anything to the contrary herein contained, the Company and ERIE-New York hereby agree for purposes of statutory financial statements, to assume their Respective Percentage Share of any amounts disallowed the Exchange on account of reinsurance effected with so-called unauthorized reinsurers and any amounts disallowed the Exchange for non-admitted agents' balances and uncollected premiums.

                            ARTICLE IX - OBLIGATIONS

The Exchange agrees to act on behalf of the Company and ERIE-New York to fulfill all the respective obligations of the Company and ERIE-New York under the Insurance Policies reinsured hereby and to adjust and pay all claims thereunder and to pay all Underwriting Expenses (including dividends to policyholders) on behalf of the Company and ERIE-New York, and the Company and ERIE-New York hereby agree to the Exchange acting on their behalf with respect to such matters. The adjustment of claims and claim payments for policies written by ERIE-New York will be made in accordance with guidelines established by the Board of Directors of ERIE-New York. It is the purpose and intent of this Agreement that all reinsurance hereunder shall be subject in all respects to the same rates, terms, conditions, interpretations, waivers, the exact proportion of premiums paid without deduction for brokerage, and to the same modifications, alterations and cancellations as the respective insurances of the companies to which such reinsurance relates, the true intent of this Agreement being that the reinsurer shall in every case to which this Agreement applies and in the Respective Percentage Share set forth herein follow the fortunes of the reinsured. This Agreement is solely between and for the benefit of the parties hereto and the acceptance of reinsurance hereunder shall not create any right or legal relation whatsoever between the primary insured and any party to this Agreement other than the company issuing the original insurance contract to such insured.

                      ARTICLE X - ACCOUNTS AND SETTLEMENTS

The Exchange, the Company, and ERIE-New York shall keep sufficient records for the express purpose of recording therein the amounts and other particulars of the reinsurance ceded and assumed between the parties hereto. Each party to this Agreement shall have the right to examine,


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at the offices of the other parties at all reasonable times, all books and records of the other parties relating to any business which is the subject of this Agreement. This right shall survive termination of this Agreement and shall continue so long as any party has any rights or obligations under this Agreement.

Copies of all Insurance Policies thereto which come within the scope of this Agreement shall be available to all companies which are parties to this Agreement. Each company which is a party hereto will make its financial data available to every company for the purpose of recording those inter-company transactions necessitated by this Agreement and shall provide such financial information in sufficient detail and in mutually acceptable form to prepare monthly financial and quarterly and annual filings with all applicable insurance departments and other regulatory authorities.

The Exchange shall render to the Company and to ERIE-New York at such periods as are mutually agreed upon (but not less frequently than quarterly), a statement showing net premiums received, Underwriting Expenses (including dividends paid to policyholders), net losses and loss adjustment expenses paid during the accounting period. Reasonable approximations may be substituted when necessary, for interim accounting, but there shall be an annual adjustment to the exact amounts. The companies shall settle accounts between them by payment of such amounts as may be owing within 30 days after the end of the accounting period.

Each quarter the Exchange shall render to the Company and to ERIE-New York a report of all accruals required to adjust cash transactions to the accounting basis required for accounting in accordance with generally accepted practices for preparation of the NAIC form of annual statement, and to adjust the expense allowance to the accrual basis.

To the extent that transfers of non-cash assets may be required to effectuate the settlements herein provided, such transfers shall be made at fair market values as of the date such transfers are made.

                            ARTICLE XI - TERMINATION

This Agreement may be terminated by mutual agreement stating the terms and conditions therefore or by any party giving to the other parties not less than 90 days advance written notice stating when, as of the end of any calendar year such termination shall be effective. The Net Policy Liabilities previously ceded and transferred by the company and assumed and reinsured by the Exchange and that subsequently assumed and reinsured by the Company and by ERIE-New York under the Respective Percentage Share participation shall cease with respect to losses resulting from accidents or occurrences after the termination date of this Agreement. Upon termination of this Agreement, reinsurance and reserve settlement among the parties shall be made upon the same formula and conditions as those governing the inception of this Agreement, restoring to each party its Insurance Policies, related assets and reserves.

                        ARTICLE XII - INSOLVENCY CLAUSE

Each party hereby agrees that in the event of the insolvency of any party, this Agreement shall be so construed that the reinsurance due hereunder shall be payable directly to the insolvent party or its liquidator, receiver, or statutory successor by the reinsurer on the basis of the liability of the insolvent party under the contract or contracts reinsured without diminution because of the


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insolvency. It is further agreed that the liquidator, the receiver, or the statutory successor of the insolvent party shall give written notice to the reinsurer of the pendency of a claim against the insolvent party on the policy reinsured within a reasonable time after such claim is filed in the solvency proceedings; that during the pendency of such claim the reinsurer may investigate such claim and interpose at their own expense in the proceeding where such claim is to be adjudicated any defense or defenses which they may deem available to the insolvent party or its liquidator, receiver, or statutory successor; that the expenses thus incurred by the reinsurer shall be chargeable subject to court approval against the insolvent party as part of the expense of liquidation to the extent of the proportionate benefit which may accrue to the insolvent party solely as a result of the defense undertaken by the reinsurer.

It is further agreed and understood that as to all reinsurance made, ceded, renewed or otherwise becoming effective hereunder, the reinsurance shall be payable by the insurer directly to the insolvent party or to its liquidator, receiver or statutory successor.

                           ARTICLE XIII - ARBITRATION

As a condition precedent to any right of action hereunder, in the event of any difference of opinion hereafter arising with respect to this Agreement, it is hereby mutually agreed that such dispute or difference of opinion shall be submitted to arbitration before a panel of three arbitrators, all of whom shall be active or retired disinterested officers of property and casualty insurance companies, reinsurance companies or underwriters at Lloyd's, London. One arbitrator shall be chosen by each party to the dispute, and the third, an umpire, to be chosen by the other two arbitrators before they enter upon arbitration. In the event of any party refusing or neglecting to appoint an arbitrator within 90 days after the other party requests it to do so, or if the arbitrators fail to appoint an umpire within 60 days after they have accepted their appointments, such arbitrator or umpire, as the case may be, shall, upon the application of any party, be appointed by the American Arbitration Association and the arbitrators and the umpire shall thereupon proceed. The arbitrators shall consider this Agreement as an honorable engagement rather than merely as a legal obligation and they are relieved of all judicial formalities and may abstain from following the strict rules of law. The decision of the majority of the arbitrators shall be final and binding on all parties. Each party shall bear the expense of its own arbitrator and shall jointly and equally bear the other expenses of the umpire and of the arbitration. Any such arbitration shall take place in Erie, Pennsylvania, or such other place as may be mutually agreed.

                       ARTICLE XIV - ERRORS AND OMISSIONS

The parties to this Agreement will use due diligence in promptly and accurately reporting all transactions under this Agreement. It is agreed, however, that any errors or omissions occurring through clerical error, accident or oversight, of any party to this Agreement shall not invalidate any of the provisions of this Agreement; and the party making such error agrees to correct it immediately upon discovery.

                            ARTICLE XV - AMENDMENTS

This Agreement may be altered or amended in any respect at any time and from time to time by mutual consent of the parties either by an endorsement or addendum executed by the parties hereto or by correspondence signed by a responsible officer of each party, and such endorsement or


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addendum or correspondence shall be binding on the parties and be deemed to be an integral part of this Agreement.

                         ARTICLE XVI - OTHER PROVISIONS

1. This Agreement shall not apply to the investment operations, liabilities for Federal and foreign income tax, or other operations unrelated to the insurance underwriting of the parties hereto.

2. In the event that the Company is not licensed in New York and/or the Exchange is not an accredited reinsurer in New York, the Exchange agrees to post a letter of credit collateralizing the business ceced to it by ERIE-New York.

IN WITNESS WHEREOF, the parties hereto have affixed their signatures.

                                     ERIE INSURANCE EXCHANGE
                                     by Erie Indemnity Company
                                     Attorney-in-Fact

                                     By:      /s/ J. M. Petersen
                                        ----------------------------------------
                                              J. M. Petersen
                                              President and
                                              Chief Executive Officer


                                     ERIE INSURANCE COMPANY


                                     By:      /s/ J. R. Van Gorder
                                        ----------------------------------------
                                              J. R. Van Gorder
                                              Executive Vice President,
                                              Secretary and General Counsel


                                     ERIE-NEW YORK


                                     By:      /s/ T. M. Sider
                                        ----------------------------------------
                                              T. M. Sider
                                              Executive Vice President and
                                              Chief Financial Officer


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                              ERIE INSURANCE GROUP

                          REINSURANCE POOLING AGREEMENT

                            EFFECTIVE January 1, 1995

                                    EXHIBIT A

Participating Insurer                       Respective Percentage Share
---------------------                       ---------------------------
Erie Insurance Exchange                          94.5%
Erie Insurance Company                            5.0%
ERIE-New York                                     0.5%


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